SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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SRS Labs, Inc.
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SRS LABS, INC.
2909 Daimler Street
Santa Ana, California 92705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

We cordially invite you to attend our 2002 Annual Meeting of Stockholders. This Annual Meeting will be held at 10:00 A.M., California time, on Wednesday, June 12, 2002, at the Irvine Marriott Hotel, located at 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes:

1.	To elect three Class III directors to the Board of Directors to hold office for a term of three years or until their respective successors are elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2002; and

3.	To transact such other business as may properly come before this Annual Meeting or any adjournment thereof.

The Board of Directors has nominated Stephen V. Sedmak, Sam Yau and Thomas C. K. Yuen as the nominees for election to the Board of Directors as Class III directors.

The Board of Directors has fixed the close of business on April 19, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting.

You are cordially invited to be present and to vote at this Annual Meeting in person. However, you are also requested to sign, date and return the enclosed proxy in the enclosed postage-paid and addressed envelope, whether or not you expect to attend. In the event you have returned a signed proxy, but elect to attend this Annual Meeting and vote in person, you will be entitled to vote.

By	Order of the Board of Directors,

/s/	Darrell E. Baker

Da	rrell E. Baker
Vice President—Finance and Secretary

Santa Ana, California
April 30, 2002

SRS LABS, INC.
2909 Daimler Street
Santa Ana, California 92705

PROXY STATEMENT

The Board of Directors of SRS Labs, Inc. (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 12, 2002, at the Irvine Marriott Hotel, located at 18000 Von Karman Avenue, Irvine, California 92612, at 10:00 A.M., California time, and at any adjournments thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is May 10, 2002.

VOTING INFORMATION

Who May Vote

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on April 19, 2002, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). The only outstanding class of stock of the Company is its common stock, par value $0.001 per share (“Common Stock”). At the Record Date, 12,693,869 shares of Common Stock were outstanding. Of that amount, 124,900 shares were held as treasury shares. Each share of Common Stock, excluding treasury shares, entitles its record holder on the Record Date to one vote on all matters. With respect to the election of directors only (Proposal 1), stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees.

Revocability of Proxy

You may revoke your proxy prior to its exercise. You may do this by (a) delivering to the Secretary of the Company, Darrell E. Baker, at or prior to the Annual Meeting, an instrument of revocation or another proxy bearing a date or time later than the date or time of the proxy being revoked or (b) voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke your proxy.

How Your Shares Will Be Voted

All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted “FOR” (a) election of the Board’s nominees for Class III directors and (b) ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2002. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

Voting, Quorum and Broker Non-Votes

Shares of Common Stock will be counted as present at the Annual Meeting if the stockholder is present and votes in person at the Meeting or has properly submitted a proxy card. A majority of the Company’s outstanding shares entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum. As noted above, treasury shares are not entitled to vote and, therefore, are not counted in determining a quorum. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. The three nominees receiving the highest number of votes “FOR” a director will be elected as directors. This number is called a plurality. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on each proposal (other than the election of directors) is required for the adoption of each such proposal. Abstentions will be counted as votes against any of the proposals as to which a stockholder abstains, but non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Expenses and Method of Solicitation

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose Common Stock is held of record by such entities. The Board of Directors has authorized certain officers of the Company to retain the services of a proxy solicitation firm if, in such officers’ view, it is deemed necessary. The Company has not engaged such a firm at this time; however, to the extent it decides to do so, the Company will utilize the services of American Stock Transfer & Trust Company to assist in the solicitation of proxies in connection with this Proxy Statement, and such firm will receive a fee estimated to be $1,200 and will be reimbursed for out-of-pocket expenses.

Nominations for Directors for Annual Meeting

The Bylaws of the Company (the “Bylaws”) set forth certain procedures relating to the nomination of directors (the “Nomination Bylaw”) and no person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Under the terms of the Nomination Bylaw, to be timely for the Annual Meeting, a stockholder’s notice must have been delivered to or mailed and received at the principal executive offices of the Company not earlier than March 16, 2002 and not later than April 15, 2002. The presiding officer of the Annual Meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Nomination Bylaw, and if he should so determine, he will so declare to the Meeting and the defective nomination will be disregarded. Notwithstanding the provisions of the Nomination Bylaw, a stockholder also must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the Nomination Bylaw. For information related to application of the Nomination Bylaw for the 2003 Annual Meeting, see the discussion in this Proxy Statement under the caption “Submission of Stockholder Proposals and Director Nominations for the 2003 Annual Meeting.”

Stockholder Proposals for the Annual Meeting

The Bylaws set forth certain procedures relating to the procedures for properly bringing business before an annual meeting of the stockholders (the “Stockholder Proposal Bylaw”). Under the terms of the Stockholder Proposal Bylaw, to be timely for the Annual Meeting, a stockholder must have delivered a notice regarding a proposal delivered to the principal executive offices of the Company by not earlier than March 16, 2002 and not later than April 15, 2002. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Stockholder Proposal Bylaw, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For information related to the application of the Stockholder Proposal Bylaw for the 2003 Annual Meeting, see the discussion in this Proxy Statement under the caption “Submission of Stockholder Proposals and Director Nominations for the 2003 Annual Meeting.”

The Company was incorporated in the State of California in June 1993 and reincorporated in the State of Delaware in June 1996. All references to the Company reflect this continuation. The Company first became a reporting company, pursuant to Section 13(a) of the Exchange Act, in August 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table contains certain information as of the Record Date regarding all persons who were the beneficial owners of more than 5% of the outstanding shares of Common Stock, each of the directors of the Company, each nominee for election to become a director, each of the executive officers named in the Summary Compensation Table set forth herein under the caption “Compensation of Executive Officers” (we refer to all these officers as the “Named Executive Officers”) and all directors and executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person, based upon statements filed with the Securities and Exchange Commission (“SEC”), or based upon the actual knowledge of the Company.

	Amount and Nature of Beneficial Ownership (1)
Name	Number of Shares Owned(2)	Right to Acquire(3)		Percent of Class(1)(2)(3)
SRS Labs, Inc. Common Stock
Principal Stockholders:
Thomas C.K. Yuen and Misako Yuen(4)	2,788,696	377,848		24.27%
Rayfa (BVI) Limited(5)(6)	709,760	235,500		7.33%
Raymond Choi(5)(6)	709,760	235,500		7.33%
Thomrose Holdings (BVI) Limited(7)	337,100	365,000		5.39%
Thomas W.T. Wan(7)	337,100	365,000		5.39%
Stephen V. Sedmak(8)	694,401	346,847		8.00%

Class III Director Nominees:
Thomas C.K. Yuen(4)	2,788,696	377,848		24.27%
Stephen V. Sedmak(8)	694,401	346,847		8.00%
Sam Yau	—	15,000		*

Class II Director:
John Tu	211,152	70,000		2.21%

Class I Directors:
Robert B. Pfannkuch	—	70,000		*
Jeffrey I. Scheinrock	—	84,741		*
Gareth Chang	—	15,000		*

Named Executive Officers:
Darrell Baker	—	22,500		*
Jennifer Drescher	6,336	86,920		*
James Gardner(9)	2,335	60,000		*
Thomas C.K. Yuen(4)	2,788,696	377,848		24.27%
All directors and executive officers as a group (12 persons)	3,713,170	1,294,121		35.86%

SRSWOWcast.com, Inc. Common Stock(10)
Thomas C.K. Yuen(4)	—	862,500	(11)	4.13%
John Tu	—	550,000	(12)	2.68%
Jennifer Drescher	—	125,000	(13)	*
James Gardner	—	26,250	(13)	*
All directors and executive officers as a group (12 persons)	—	1,713,750	(14)	7.89%

SRSWOWcast.com, Inc. Series A Convertible Preferred Stock(15)
Thomas C.K. Yuen(4)	500,000	—		16.67%
John Tu	500,000	—		16.67%
All directors and executive officers as a group (12 persons)	1,000,000	—		33.33%

* Less than one percent.
(Footnotes set forth on the next page.)

(Footnotes from the preceding page.)

(1)	Subject to applicable community property and similar statutes.

(2)	Includes shares beneficially owned, whether directly or indirectly, individually or together with associates.

(3)	Shares that can be acquired through stock option exercises through June 18, 2002 (within 60 days of the Record Date). These shares are referred to herein as “Stock Option Shares.”

(4)
Includes 2,645,870 shares of Common Stock held by Mr. and Mrs. Yuen as co-trustees of the Thomas Yuen Family Trust, 142,826 shares of Common Stock held by Mr. Yuen directly and 377,848 Stock Option Shares granted to Mr. Yuen as an executive officer and a director of the Company. Does not include 213,469 shares of Common Stock held by Atsuko Hamasaki as trustee of the Yuen 1993 Irrevocable Trust (144,825 shares) and as custodian for Mr. and Mrs. Yuen’s children, Jennifer Wen Lee Yuen (31,465 shares) and Constance Kahlee Yuen (37,179 shares). Also does not include 5,714 shares held by Jennifer Wen Lee Yuen. Mr. and Mrs. Yuen disclaim beneficial ownership of the 213,469 shares held by Atsuko Hamasaki in the capacities referenced above and the 5,714 shares held by Jennifer Wen Lee Yuen, the adult daughter of Mr. and Mrs. Yuen. Also not included are 9,000 shares of Common Stock held by: Atsuko Hamasaki in her individual capacity (3,000 shares); Noriaki Hamasaki (3,000 shares); and Yuzuru Hamasaki (3,000 shares). Atsuko Hamasaki, Noriaki Hamasaki and Yuzuru Hamasaki are the sister-in-law, brother-in-law and father-in-law of Mr. Yuen, none of whom resides in the same household as Mr. and Mrs. Yuen. Mr. and Mrs. Yuen disclaim beneficial ownership of the above-referenced 9,000 shares. The mailing address for Mr. and Mrs. Yuen is c/o SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705.

(5)	The mailing address of such stockholder is c/o ValenceTech, Unit 213, 2nd Floor, Hong Kong Industrial Technology Centre, 72 Tat Chee Avenue, Kowloon Tong, Hong Kong.

(6)
The sole stockholder of Rayfa (BVI) Limited is Raymond Choi. Mr. Choi also is a director of ValenceTech Limited, a wholly-owned subsidiary of the Company (“ValenceTech”) and the President of Valence Semiconductor Design Limited, a subsidiary of ValenceTech. In the case of Mr. Choi, includes 235,500 Stock Option Shares granted to Mr. Choi.

(7)
All of the 337,100 shares are held by Thomrose Holdings (BVI) Limited (“Thomrose”). Mr. Thomas W.T. Wan, a former director and executive officer of the Company and a former director and executive officer of ValenceTech, is the sole stockholder of Thomrose. In the case of Mr. Wan, includes 365,000 Stock Option Shares granted to Mr. Wan as an executive officer and a director of the Company. Mr. Wan ceased to be an executive officer of the Company and ValenceTech in July 2000. The mailing address for Thomrose and Mr. Wan is 142 Pinaceae Drive, Palm Springs, Yuen Long, New Territories, Hong Kong.

(8)	Includes 50,000 shares held by Mr. Sedmak’s wife, Mary Sedmak, as custodian for their children, Jeffrey Sedmak (25,000 shares) and Sarah Sedmak (25,000 shares).

(9)	Includes 985 shares held by Mr. Gardner’s children, Bridget Gardner (680 shares) and Martin Gardner (305 shares).

(10)
SRSWOWcast.com, Inc. doing business as SRSWOWcast Technologies (“SRSWOWcast”) is a majority-owned subsidiary of the Company. As of the record date, 20,000,000 shares of common stock of SRSWOWcast common stock were outstanding, all of which were held by the Company. Except as described in the table, none of the directors or named executive officers of the Company holds any shares of common stock of SRSWOWcast.

(11)
Represents (a) 500,000 shares of SRSWOWcast common stock issuable upon conversion of shares of outstanding SRSWOWcast Series A Convertible Preferred Stock, (b) warrants to purchase 50,000 shares of SRSWOWcast common stock, and (c) 312,500 shares of SRSWOWcast common stock issuable upon exercise of stock options.

(12)
Represents 500,000 shares of SRSWOWcast common stock issuable upon conversion of shares of outstanding SRSWOWcast Series A Convertible Preferred Stock and warrants to purchase 50,000 shares of SRSWOWcast common stock.

(Footnotes continued on the next page.)

(Footnotes continued from the preceding page.)
(13)	Represents shares of SRSWOWcast common stock issuable upon exercise of stock options.

(14)
Represents (a) 1,000,000 shares of SRSWOWcast common stock issuable upon conversion of shares of outstanding SRSWOWcast Series A Convertible Preferred Stock, (b) warrants to purchase 100,000 shares of SRSWOWcast common stock, and (c) 613,750 shares of SRSWOWcast common stock issuable upon exercise of stock options.

(15)
SRSWOWcast is a majority-owned subsidiary of the Company. As of the record date, 3,000,000 shares of SRSWOWcast Series A Convertible Preferred Stock were outstanding. Each share of SRSWOWcast Series A Preferred Stock is convertible into one share of SRSWOWcast common stock, subject to antidilution adjustments. Except as described in the table, none of the Company’s directors or Named Executive Officers of the Company holds any shares of SRSWOWcast Series A Convertible Preferred Stock.

ELECTION OF DIRECTORS
(Proposal 1)

Under the Company’s Certificate of Incorporation and Bylaws, which provide for a “classified” board of directors, three persons, Stephen V. Sedmak, Sam Yau and Thomas C. K. Yuen, have been nominated by the Board of Directors for election at the Annual Meeting to serve a three year term expiring at the annual meeting in 2005 or until their respective successors are elected and qualified. Directors shall be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such election.

The number of authorized directors is currently seven. Currently, there are three Class I directors (Messrs. Chang, Pfannkuch and Scheinrock), whose terms expire at the 2003 annual meeting of stockholders; one Class II director (Mr. Tu), whose term expires at the 2004 annual meeting of stockholders; and three Class III directors (Messrs. Sedmak, Yau and Yuen), whose terms expire at the Annual Meeting.

Each of the nominees presently serves as a Class III director and has served continuously as a director of the Company since the date indicated in his biography below. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors.

Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the three nominees listed below. The Board of Directors unanimously recommends a vote for the election of Stephen V. Sedmak, Sam Yau and Thomas C. K. Yuen as Class III directors.

Information About the Class III Director Nominees

The following table sets forth information regarding the nominees, including age on the date of the Annual Meeting and business experience during the past five years:

Name	Age	Director Since	Principal Occupation and Other Information
Thomas C.K. Yuen	50	1994
Mr. Yuen has served as Chairman, Chief Executive Officer and a director of the Company since January 1994, and has served as President of the Company since April 1999. Mr. Yuen also has served as a director and chairman of the board of ValenceTech Limited, a wholly-owned subsidiary of the Company (“ValenceTech”) since March 2000. Mr. Yuen served as a director of Valence Technology, Inc. (“Valence”) from March 1998 to March 2000. ValenceTech is the successor company to Valence. Mr. Yuen has also served as a director of all but one of ValenceTech’s (formerly Valence’s) subsidiaries since March 1998. Mr. Yuen served as President of SRSWOWcast from September 1999 to February 2000, and has served as Chairman of the Board and Chief Executive Officer of SRSWOWcast since February 2000, and as a director of SRSWOWcast since September 1999. In addition, Mr. Yuen served as Chief Financial Officer of the Company from January 1994 to July 1994. Mr. Yuen is one of the founders of AST Research, Inc., where he served as a director from such company’s inception in 1981 until June 1992 and the company’s co-chairman and chief operating officer from August 1987 to June 1992.

Name	Age	Director Since	Principal Occupation and Other Information
Stephen V. Sedmak	53	1993
Mr. Sedmak, currently retired, was one of the founders of the Company. He served as President of the Company since its inception in June 1993 until July 1998. In addition, Mr. Sedmak has served as a director of the Company since June 1993, served as Chief Operating Officer from June 1996 until July 1998, and has served as a director of ValenceTech since March 2000. Mr. Sedmak also has served as a member of the Compensation Committee of the Board from March 1999 to December 2000. Prior to joining the Company, Mr. Sedmak served as Vice President of Sales for PTC Corporation, a provider of telecommunications systems, from January 1973 to March 1982, as Vice President of Sales for The ICT Group, a provider of database marketing and telemarketing services, from March 1985 to September 1987, and as Vice President of Sales for TeleRelation Systems Inc., a software development company, from January 1991 to June 1992. Mr. Sedmak was involved as a founder of each of these companies. In addition, Mr. Sedmak held a variety of executive sales and marketing positions with IBM/ROLM Corporation, a leading telecommunications manufacturer, from March 1982 to March 1985.

Sam Yau	53	2000
Mr. Yau has served as a director of the Company since November 2000 and as a member of the Audit Committee since December 2000. Since 1997, Mr. Yau has been a private investor. Mr. Yau was Chief Executive Officer of National Education Corporation from May 1995 to May 1997. From 1993 through 1994 he was Chief Operating Officer of Advance, a medical services company.

Information About Directors Whose Terms Continue

The following table sets forth similar information regarding the members of the Board of Directors who are designated either Class I or Class II Directors and are continuing in office as directors of the Company:

Class II Directors—Term Expiring at 2003 Annual Meeting
Name	Age	Director Since	Principal Occupation and Other Information
Robert Pfannkuch	67	1998
Mr. Pfannkuch has served as a director of the Company since June 1998 and has served as a member of the Compensation Committee since June 2000. Since April 1997, Mr. Pfannkuch has been President of Panasonic Disc Services Corporation, a DVD disc replication company (“PDSC”) headquartered in Torrance, California. A wholly-owned subsidiary of Matsushita Electric Industrial Co. Ltd. in Japan, PDSC was founded in June 1996 to manufacture DVDs for the movie, music and computer software industries. Mr. Pfannkuch has been in the field of video communications since 1963 when he founded Audio Video Industries. In 1974, he organized a videocassette duplication division for Bell & Howell Company, which grew into one of the world’s largest duplicators and by 1985 was known as Bell & Howell/Columbia/ Paramount Video Services (“BHCP”) to reflect the addition of Columbia Pictures and Paramount Pictures as joint venture partners. In May 1998, The Rank Organisation Plc purchased BHCP and renamed the unit “Rank Video Services America.” Mr. Pfannkuch was Chairman and Chief Executive Officer of Rank Video Services America from May 1988 to January 1990 and served in an executive capacity with Telefuture Partners, a video communications consultant from January 1990 to April 1997. Having broad exposure to all facets of the home video industry since its inception, Mr. Pfannkuch is widely known and has received numerous awards and citations for his many contributions to the growth of home video, including membership in the Video Hall of Fame. In April 2000, Mr. Pfannkuch received a Lifetime Achievement Award at the DVD Summit III Conference in Dublin, Ireland.

Jeffrey I. Scheinrock	51	1996
Mr. Scheinrock has served as a director of the Company and a member of the Board’s Audit Committee since June 1996. Since December 1999, Mr. Scheinrock has served as Chief Executive Officer and President of Tornado Development, Inc., an internet centric unified messaging company. Mr. Scheinrock also serves as Chief Executive Officer of Scheinrock Advisory Group, a consulting firm. Prior thereto, he served as Vice Chairman and Chief Financial Officer of Kistler Aerospace Corporation, a manufacturer of reusable launch vehicles, from July 1996 to May 1997. Prior thereto, he served as Vice Chairman—Finance and Strategic Planning of Packard Bell Electronics, Inc., a manufacturer of personal computers, from March 1989 to June 1996. Mr. Scheinrock also has served as a director of Brilliant Digital Entertainment, a developer of 3 dimensional software, since October 1996.

Name	Age	Director Since	Principal Occupation and Other Information
Gareth C.C. Chang	59	2000
Mr. Chang has served as a director of the Company since November 2000 and as a member of the Compensation Committee since December 2000. Since April 2000, Mr. Chang has been the Managing Partner of GC3 & Associates International, LLC, a venture management firm he founded. Mr. Chang served as Chairman and Chief Executive Officer of STAR TV, a subsidiary of News Corp. that provides media content and connectivity in Asia from September 1998 to March 2000. From 1993 to 1998, Mr. Chang was Corporate Senior Vice President of Hughes Electronics, a provider of digital television entertainment, broadband services, satellite-based private business networks and global video and data broadcasting. Previously, he was Corporate Vice President of McDonnell Douglas Corporation. He is currently a director of Palm, Inc., and a member of the Advisory Council of Nike Inc.

Class I Director—Term Expiring at 2004 Annual Meeting

Name	Age	Director Since	Principal Occupation and Other Information
John Tu	60	1994
Mr. Tu has served as a director of the Company since May 1994. In addition, since June 1996, Mr. Tu has served as a member of the Audit Committee of the Board. Mr. Tu also served as a member of the Compensation Committee of the Board from June 1996 through June 1998 and from April 1999 to June 2000. Mr. Tu has served as a director and President of Kingston Technology Company (and its predecessor, Kingston Technology Corporation), a manufacturer of computer products, since October 1987. Mr. Tu also was a co-founder of Kingston Technology Corporation. Prior thereto, from 1982 to 1986, Mr. Tu served as President of Camintonn Corporation, a manufacturer of board level products for the DEC market-place, and from 1986 to 1987, he served as Vice President and General Manager of the Digital Division after the company’s sale to AST Research. Mr. Tu was also a co-founder of Camintonn Corporation. Mr. Tu earned a degree in electrical engineering from the Technische Hochschule Darmstadt in Germany.

Information with Respect to Our Executive Officers

The executive officers of the Company are Thomas C.K. Yuen, Darrell E. Baker, Jennifer A. Drescher, Theodore A. Franceschi, James F. Gardner and Alan D. Kraemer. Executive officers are elected by, and serve at the pleasure of, the Board of Directors. Mr. Yuen is also a director of the Company, and his business biography is referenced above. The business experience of Messrs. Baker, Gardner, Franceschi and Kraemer and Ms. Drescher are described below:

Name	Age	Principal Occupation and Other Information
Darrell E. Baker	43
Mr. Baker has served as Vice President, Finance, Secretary and acting Treasurer since December 2000 and has served as Controller from September 2000 to December 2000. Mr. Baker has served as a director of all but one of ValenceTech’s subsidiaries since February 2001. Prior to joining the Company, Mr. Baker served as Controller of Hines Horticulture, Inc., a producer and distributor of horticultural products from April 1999 to August 2000. Prior thereto, Mr. Baker served as Controller for Golden Pharmaceuticals, Inc., a pharmaceutical repackaging and distribution company from August 1997 to April 1999 and as a Regional Controller from June 1991 to August 1997 with Owen Healthcare, Inc., a division of a Fortune 500 company providing hospital pharmacy management services. Prior to June 1991, Mr. Baker spent 11 years with the accounting firm of KPMG including a number of years of international experience.

Jennifer A. Drecher	38
Ms. Drescher has served as Vice President, Marketing since December 2001. From November 1999 to December 2001, Ms. Drescher served as Vice President of Marketing for the company’s majority-owned Internet and broadcast subsidiary, SRSWOWcast Technologies. From April 1994 to November 1999. Ms. Drescher served as Director of Marketing for SRS Labs. Prior to joining SRS Labs, Ms. Drescher’s career has included various senior level marketing, public relations and operational positions with audio technology licensing and products companies.

Theodore A. Franceschi	44
Mr. Franceschi has served as Executive Vice President, Sales since January 2002. Prior to joining the Company, Mr. Franceschi served as Chief Operating Officer of Betheltronix Inc. (“BTI”), a fabless RFIC company from December 2000 to November 2001. Prior to his service at BTI, Mr. Franceschi served as Senior Vice President of Business Development for Toshiba America Electronic Components (“TAEC”), a sales, marketing and engineering company. His employment with TAEC began in 1981 and spanned a variety of executive assignments throughout the company.

James F. Gardner	55
Mr. Gardner has served as Vice President, Operations since February 2000 and has served as Vice President, Chief Financial Officer, Treasurer and Secretary from August 1999 to February 2000. Prior to joining the Company, from August 1996 through July 1999, Mr. Gardner held the position of Vice President, Chief Financial Officer of Cherokee International LLC, a designer, manufacturer and seller of switch-made power supply units and from December 1995 to August 1996 he served as a consultant to Ceradyne, Inc., an advanced technical ceramics manufacturer.

Name	Age	Principal Occupation and Other Information
Alan D. Kraemer	51
Mr. Kraemer has served as Executive Vice President, Technology and Business Development since June 2001, Vice President, Engineering of the Company since April 2000, and prior thereto, as Director of Engineering of the Company since February 1994. In addition, Mr. Kraemer has served as President of Sierra Digital Productions, Inc., a compact disc production and recording company, since August 1989. Prior to joining the Company, Mr. Kraemer also served as Vice President of Engineering of De LaRue Printrak, a manufacturer of automatic fingerprint identification systems from January 1989 to December 1989. Prior thereto, Mr. Kraemer served as Vice President of Engineering for AST Research, a personal computer manufacturer. Mr. Kraemer also served as Vice President of Engineering with Point4 Data Corporation from May 1986 to December 1986, and as Director of Software Engineering of Northrop Electronics from May 1984 to May 1986.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors manages our business. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Audit Committee and a Compensation Committee whose functions are briefly described below. The Board has not established a Nominating Committee. The directors are kept informed of our operations at meetings of the Board and its committees through reports and analyses from, and discussions with, management.

During the fiscal year ended December 31, 2001 (the “Fiscal Year” or “Fiscal 2001”), the Board of Directors met on three (3) occasions and took action by Unanimous Written Consent on six (6) occasions.

Audit Committee.    The Audit Committee provides oversight of the (a) financial reporting process, the system of internal controls and the audit process of the Company and (b) independent auditors. The Audit Committee evaluates the performance of, and makes recommendations to the Board of Directors regarding the selection, retention and, where appropriate, the replacement of, the independent auditors. The Audit Committee reviews the independence of the independent auditors. The Audit Committee also reviews with management and the Company’s independent auditors the Company’s interim and year-end financial statements, discusses with management and the independent auditors any significant accounting and reporting issues and conformance of the Company’s financial statements with applicable accounting and regulatory requirements. The Audit Committee is responsible for recommending to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s annual report on Form 10-K. The members of the Audit Committee are Sam Yau, John Tu and Jeffrey I. Scheinrock (Chairman). During the Fiscal Year, the Audit committee met on one (1) occasion. The Audit Committee operates under a written charter adopted by the Board of Directors.

Compensation Committee.    The Compensation Committee is responsible for making determinations regarding salaries, bonuses and other compensation for our officers and making decisions with respect to awards, including but not limited to stock option grants to our directors, officers, key employees, consultants and important business associates pursuant to our discretionary plans and bonus awards under our Annual Incentive Bonus plan and our Annual Supplemental Executive Bonus Plan. The members of the Compensation Committee are Robert Pfannkuch (Chairman) and Gareth C. C. Chang. The Compensation Committee did not meet during the Fiscal Year, however, it acted by unanimous written consent on seven (7) occasions.

With the exception of John Tu, Robert Pfannkuch and Sam Yau, each of the other incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the

Fiscal Year (held during the period for which he has been a director). With the exception of John Tu, each of the other incumbent directors who were members of a Board Committee, attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board on which he served during the Fiscal Year (held during the period that he served).

Compensation of Directors

Directors who also are employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee.

Cash Compensation.    In Fiscal 2001, each non-employee director was entitled to receive $500 for each Board meeting that he attended and $250 for each telephonic Board meeting in which he participated. Each non-employee director also was entitled to receive $250 for each committee meeting that he attended in person or telephonically. In addition, each non-employee director was entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending Board and committee meetings.

Non-employee Directors’ Plan.    Each non-employee director is eligible to receive stock options under the SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors’ Stock Option Plan (the “Non-employee Directors’ Plan”), a non-discretionary, formula stock option plan pursuant to which, as of the Record Date, 500,000 shares of Common Stock have been authorized for issuance. As of the Record Date, 325,000 options remain available for grant under the Non-employee Directors’ Plan.

Each non-employee director of the Company who was in office prior to the date of the closing of the Company’s initial public offering (the “IPO”) and remained in office as of such date (namely, Messrs. Scheinrock and Tu) was granted an option to purchase 10,000 shares of Common Stock which vested upon the date of grant. On an ongoing basis, (a) each non-employee director who first becomes a member of the Board after the date of closing of the IPO is granted an option to purchase 10,000 shares of Common Stock automatically upon election to the Board of Directors which vests upon the date of grant, and (b) each non-employee director is granted an option to purchase 15,000 shares of Common Stock automatically effective at the close of business on the date of each of the Company’s annual meeting of stockholders at which such non-employee director is elected which vests in three equal annual installments commencing on the first anniversary of the applicable date of grant. Such option awards are in each case subject to adjustments, as provided in the Non-employee Directors’ Plan. In the event that Messrs. Sedmak and Yau are elected as directors at the Annual Meeting, each will receive on such date an option to purchase 15,000 shares of Common Stock which vests in three equal annual installments.

At the close of the Company’s Annual Meeting of stockholders in Fiscal 2001, one such non-employee director (namely, Mr. Tu) was granted an option to purchase 15,000 shares of Common Stock at an exercise price of $4.33 per share. The exercise price for all options granted under the Non-employee Directors’ Plan has been based upon the fair market value of Common Stock on the date of grant.

Incentive Plan.    Each non-employee director also is eligible to receive awards under the Company’s Amended and Restated 1996 Long-Term Incentive Plan (the “Incentive Plan”), a discretionary plan currently administered by the Compensation Committee. In Fiscal 2001, each of the non-employee directors of the Company (namely, Messrs. Chang, Pfannkuch, Scheinrock, Sedmak, Tu and Yau), received non-statuary options to purchase 20,000 shares of Common Stock on two occasions, January 4 and December 21, 2001, at exercise prices of $2.625 and $3.22, respectively, the fair market values on the date of each grant. Such options vest pro rata over a five year period from the date of grant.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal 2)

Upon the recommendation of the Audit Committee, the Board of Directors has selected the firm of Deloitte & Touche LLP (“Deloitte & Touche”), independent auditors for the Company during Fiscal 2001, to act as independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte & Touche as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain Deloitte & Touche. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors unanimously recommends that you vote for ratification of the appointment of Deloitte & Touche as the Company’s independent auditors for the fiscal year ending December 31, 2002. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval of this proposal.

Relationship of the Company with Independent Auditors

During Fiscal 2001, Deloitte & Touche also was engaged by us to provide certain consulting services.

Audit Fees.    We paid Deloitte & Touche $129,288 in aggregate fees for the 2001 annual audit and for review of the Company’s financial statements included in its Form 10-Qs for Fiscal 2001.

Financial Information Systems Design and Implementation Fees.    We did not engage Deloitte & Touche to perform any information technology services during Fiscal 2001.

All Other Fees.    We paid Deloitte & Touche $46,935 for all other services for Fiscal 2001, which included various United States and foreign tax consulting and compliance services.

The Audit Committee considered whether, and determined that, the auditors’ provision of other non-audit services was compatible with maintaining the auditor’s independence.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with the Company’s management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC.

Su	bmitted by the Audit Committee:

Jef	frey I. Scheinrock (Chairman)
Joh	n Tu
Sam	Yau

COMPENSATION OF EXECUTIVE OFFICERS

We are required by the SEC to disclose compensation earned during the last three fiscal years by (a) the Company’s Chief Executive Officer; (b) the Company’s four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of Fiscal 2001; and (c) up to two additional individuals for whom such disclosure would have been provided under clause (a) and (b) above but for the fact that the individual was not serving as an executive officer of the Company at the end of Fiscal 2001; provided, however, that no disclosure need be provided for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

Accordingly, the following sections disclose information regarding compensation earned during the last three fiscal years by (a) Mr. Yuen, the Company’s Chief Executive Officer; and (b) Mssrs. Gardner and Baker and Ms. Drescher, the most highly-compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of Fiscal 2001 and whose salary and bonus exceeded $100,000. We refer to all of these officers as the “Named Executive Officers.”

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options/SARS(#)	All Other Compensation
Thomas C.K. Yuen	2001	$300,000(1)	—	—	100,000(2)	$2,250	(3)
Chairman of the Board and	2000	$275,000(1)	—	—	— (4)	$2,100	(3)
Chief Executive Officer	1999	$225,000(1)	—	—	70,000	—

James Gardner(5)	2001	$123,050(1)	—	—	30,000(6)	$3,692	(3)
Vice President, Operations	2000	$117,683(1)	—	—	— (7)	$3,531	(3)
	1999	$38,776(1)	—	—	110,000	—

Jennifer A. Drescher(8)	2001	$126,653(1)	—	—	70,000(9)	$2,719	(3)
Vice President, Marketing	2000	$100,800(1)	—	—	— (10)	$1,134	(3)
	1999	$ 91,800(1)	—	—	20,000	—

Darrell E. Baker(11)	2001	$110,651(1)	—	—	95,000	$2,137	(3)
Vice President, Finance	2000	$ 25,667	—	—	5,000	—
	1999	—	—	—	—	—

(1)
Portions of Mr. Yuen’s, Mr. Gardner’s and Ms. Drescher’s salaries in the year ended December 31, 1999 (“Fiscal 1999”) and the year ended December 31, 2000 (“Fiscal 2000”) were deferred under the Company’s 401(k) Plan. Portions of Mr. Yuen’s, Mr. Gardner’s, Mr. Baker’s and Ms. Drescher’s salaries in Fiscal 2001 were deferred under the Company’s 401(k) Plan.

(2)
Does not include a nonqualified stock option granted by SRSWOWcast in Fiscal 2001 to Mr. Yuen to purchase 50,000 shares of common stock of our majority-owned subsidiary, SRSWOWcast, at an exercise price of $2.00 per share. All SRSWOWcast stock options issued to date vest pro rata over a four year period from the date of grant and expire ten years from the date of grant.

(3)	Represents contributions by the Company for the benefit of the executive to the Company’s 401(k) Plan.

(4)
Does not include a nonqualified stock option granted by SRSWOWcast in Fiscal 2000 to Mr. Yuen to purchase 600,000 shares of common stock of our majority-owned subsidiary, SRSWOWcast, at an exercise price of $0.15 per share.

(5)	Mr. Gardner became an executive officer of the Company in August 1999.

(6)
Does not include a nonqualified stock option granted by SRSWOWcast in Fiscal 2001 to Mr. Gardner to purchase 25,000 shares of common stock of our majority-owned subsidiary, SRSWOWcast, at an exercise price of $2.00 per share.

(Footnotes continued on the next page.)

(Footnotes continued from the preceding page.)

(7)
Does not include an incentive stock option granted by SRSWOWcast in Fiscal 2000 to Mr. Gardner to purchase 40,000 shares of common stock of our majority-owned subsidiary, SRSWOWcast, at an exercise price of $0.15 per share.

(8)	Ms. Drescher became an executive officer of the Company in December 2001.

(9)
Does not include an incentive stock option granted by SRSWOWcast in Fiscal 2001 to Ms. Drescher to purchase 50,000 shares of common stock of our majority-owned subsidiary, SRSWOWcast, at an exercise price of $2.00 per share and a non-qualified stock option granted by SRSWOWcast to purchase 50,000 shares of common stock of our majority-owned subsidiary, SRSWOW cast, at an exercise price of $2.00 per share.

(10)
Does not include an incentive stock option granted by SRSWOWcast in Fiscal 2000 to Ms. Drescher to purchase 200,000 shares of common stock of our majority-owned subsidiary, SRSWOWcast, at an exercise price of $0.15 per share.

(11)	Mr. Baker became an executive officer of the Company in December 2000.

Stock Options

Stock Option Grants.    The following table shows all stock option grants to the Named Executive Officers during Fiscal 2001.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name	Number of Securities Underlying Options/SARs Granted(#)(1)(2)		Percent of Total Options/SARs Granted to All Employees(2)	Exercise or Base Price PerShare ($)(3)	Expiration Date
						5% ($)	10% ($)
Thomas C.K. Yuen	50,000	(5)	3.18%	2.625	1/4/2011	82,542	209,179
	50,000	(5)	3.18%	3.22	12/21/2011	101,252	256,593
James Gardner	20,000	(5)	1.27%	2.625	1/4/2011	33,017	83,671
	10,000	(5)	0.64%	3.22	12/21/2011	20,250	51,319
Jennifer Drescher	50,000	(6)	3.18%	3.05	10/22/2011	95,906	243,046
	20,000	(5)	1.27%	3.22	12/21/2011	40,501	102,637
Darrell Baker	85,000	(5)	5.40%	2.625	1/4/2011	140,322	355,604
	10,000	(5)	0.64%	3.22	12/21/2011	20,250	51,319

(1)
Upon a change in control of the Company (as defined in the stock option agreements relating to the respective plans), the options shall, notwithstanding the installment vesting provisions, become immediately exercisable in full.

(2)
Does not include options issued during Fiscal 2001 to purchase shares of common stock of our majority-owned subsidiary, SRSWOWcast. During Fiscal 2001, Mr. Yuen received options to purchase 50,000 shares of SRSWOWcast common stock, Mr. Gardner received options to purchase 25,000 shares of SRSWOWcast common stock and Ms. Drescher received options to purchase 100,000 shares of SRSWOWcast common stock all at an exercise price of $2.00 per share. Refer to the Summary Compensation Table above for vesting rights and expiration periods for above referenced SRSWOWcast options. There is no public market for SRSWOWcast’s common stock.

(3)	All options were granted at the fair market value on the date of grant.

(4)
We are required by the SEC to use 5% and 10% assumed rate of appreciation over the ten year option term. This does not represent our estimate or projection of the future common stock price. If the common stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

(5)	Nonqualified stock options which vest pro rata over a four year period from the date of grant.

(6)	Nonqualified stock options which vest 25% immediately and the remainder pro rata over a three year period from the date of grant.

Option Exercises/Fiscal Year End Value.    The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during Fiscal 2001.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Values

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(1)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End (1)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas C.K. Yuen	––	––	365,348	135,000	$39,725	$77,488
James Gardner	––	––	55,000	85,000	$16,456	$40,656
Jennifer Drescher	––	––	86,920	67,500	$22,417	$31,875
Darrell Baker	––	––	1,250	98,750	$0	$89,525

(1)
Does not include options to purchase shares of common stock of our majority-owned subsidiary, SRSWOWcast. At the end of Fiscal 2001, Mr. Yuen held options to purchase 650,000 shares of SRSWOWcast common stock, 162,500 of which were exercisable and warrants to purchase 50,000 shares of SRSWOWcast common stock. At the end of Fiscal 2001, Mr. Gardner held options to purchase 65,000 shares of SRSWOWcast common stock, 10,000 of which were exercisable. At the end of Fiscal 2001, Ms. Drescher held options to purchase 300,000 shares of SRSWOWcast common stock, 50,000 of which were exercisable. There is no public market for SRSWOWcast’s common stock.

(2)	Represents the positive difference between the closing price of the Common Stock on Monday, December 31, 2001 (the last stock trading day of the Fiscal Year) and the exercise price of the options.

Employment Contracts and Termination of Employment and Change of Control Arrangements

Mr. Yuen entered into an employment agreement with the Company effective as of July 1, 1996. Such agreement provided for a fixed base salary, with annual increases and performance bonuses at the discretion of the Board of Directors. The agreement provided for a base salary for Mr. Yuen of $175,000 per year commencing July 1, 1996 and $225,000 per year for the 12-month period commencing January 1, 1997; such base salary to be adjusted, thereafter, by the Board of Directors, but not to be reduced below the initial base salary provided in the agreement. Mr. Yuen’s employment agreement provided that he should devote at least 40% of his time (based on an average eight hour work day) to the business of the Company. Mr. Yuen is permitted to directly engage in other business activities provided such activities are not competitive with the Company. The employment agreement with Mr. Yuen could be terminated by the Company for cause which is defined as (a) the failure to follow the reasonable instructions of the Board of Directors, (b) the material breach of any term of the employment agreement and failure to cure such breach within 10 days after written notice thereof from the Company, or (c) the misappropriation of assets of the Company or any subsidiary by Mr. Yuen resulting in a material loss to such entity. Mr. Yuen could terminate the employment agreements upon 60 days prior written notice.

The initial term of the employment agreement was two years. The agreement automatically renews for additional one year periods unless prior notice of termination is given by either the Company or Mr. Yuen. Mr. Yuen’s employment agreement has been automatically renewed for each successive one year period. Effective April 1, 2000, on the basis of Mr. Yuen’s commitment to devote substantially greater time to the business of the Company the Compensation Committee of the Board set Mr. Yuen’s annual salary at $300,000.

In the event the Company either terminates Mr. Yuen’s employment agreement at the end of the current term, or terminates such employment agreement during the current term without cause, Mr. Yuen is entitled to receive his salary and benefits for the remainder of the current term of his employment agreement plus an additional period of 12 months. During such period, Mr. Yuen is obligated to provide advisory services and may not compete with the Company. Mr. Yuen’s employment agreement also generally provides Mr. Yuen with compensation for the remainder of the current term plus an additional period of 12 months and certain other benefits and for the acceleration of the date of vesting for outstanding stock options if Mr. Yuen is terminated or terminates his employment for certain enumerated reasons within 90 days before or one year after a change in control in the Company, as defined in the employment agreement.

In addition to the agreement described above, certain of the Company’s stock option plans contain termination or change of control provisions.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors currently consists of Messrs. Pfannkuch and Chang. Neither of these individuals was an officer or employee of the Company at any time during Fiscal 2001 or at any other time.

Report of the Compensation Committee

This Report on Executive Compensation shall not be deemed incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee views the compensation process to be evolutionary. Recognizing that this is a complex area and that there is no perfect program that meets the needs of every company, change should be expected from time to time. The Compensation Committee evaluates performance in a changing economic and regulatory environment against the backdrop of the Company’s evolution as a leading provider of audio and voice enhancement technology solutions.

During Fiscal 2001, the Company’s compensation philosophy for all of its executive officers was based upon three primary themes: (a) offer base compensation sufficient to attract and retain high quality management talent; (b) provide variable compensation components (including short and long-term incentive awards) which are linked with the performance of the Company and that align executive remuneration with the interests of the stockholders; and (c) provide a benefits package which is competitive with similarly situated companies.

Tax Law Limits On Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance criteria related to such compensation are specified in detail and stockholders have approved the compensation arrangements. The Company believes that it is in the best interests of its stockholders to structure compensation plans to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives.

The Board will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Board is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m); such deductibility will not be the sole factor used by the Board in ascertaining appropriate levels or modes of compensation.

In Fiscal 2001, since no executive officer of the Company was expected to earn compensation of $1,000,000 or more (as calculated under Section 162(m)), the Company did not take steps to avail itself of all potential deductions for executive officer compensation in excess of $1,000,000.

Compensation Program Components

In Fiscal 2001, the components of the Company’s executive compensation program consisted of (a) base salary, (b) the opportunity to earn a year-end bonus determined under an incentive bonus program, (c) awards under the Company’s discretionary stock option plans, (d) individual merit bonuses, viewed on a case-by-case basis, and (e) discretionary Company contributions under the Company’s SRS Labs, Inc. 401(k) Plan (the “401(k) Plan”).

The only award of compensation to the Chief Executive Officer and the other executive officers of the Company which was directly related to the Company’s performance was compensation to be earned under the Company’s Annual Supplemental Executive Bonus Plan. However, the Compensation Committee also considers the Company’s performance as a factor in granting the number of stock options, annual base salary increases and discretionary bonuses. Of course, the compensation benefits related to stock option grants are related to the Company’s performance as reflected in the price of the Common Stock underlying the option.

Base Salary.    Base salaries are evaluated annually for all executive officers, including the Chief Executive Officer. In Fiscal 2001, Mr. Yuen’s base salary remained unchanged at $300,000 per year. In determining the appropriate salary levels for the executive officers, the Compensation Committee considers, among other factors, the officer’s scope of responsibility, prior experience, past performance and prevailing compensation levels for similar positions at comparable companies.

Incentive Bonus Plan.    In Fiscal 2001, the Chief Executive Officer and the other executive officers of the Company were eligible to receive an incentive bonus under the Annual Supplemental Executive Bonus Plan (the “Supplemental Plan”). The Supplemental Plan (a) recognizes that management’s contribution to stockholders returns comes from maximizing earnings and the quality of those earnings, and (b) is designed to provide a performance-based incentive for the Company’s executive officers and to attract and retain qualified personnel.

Under the Supplemental Plan, bonuses are paid based on a percentage of the excess of the Company’s actual operating profit for the applicable fiscal year over targeted operating profit goals for that year. Bonus amounts under the Supplemental Plan are divided equally among the Company’s executive officers. Executive officers who are employed for a portion of the applicable fiscal year are entitled to a pro-rated bonus share, with the remaining bonus share being returned to the pool to be divided equally among the other executive officers who held their positions for the entire fiscal year.

The targets for the Supplemental Plan were established in Fiscal 2000 by the Board of Directors and are re-evaluated on an annual basis. The Supplemental Plan was administered by the Compensation Committee for Fiscal 2001 and is subject to change or termination by the Company at any time. In Fiscal 2001, no bonus amounts were earned by any participant in the Supplemental Plan.

Stock Options.    In Fiscal 2001, the Compensation Committee awarded in the aggregate options to purchase 100,000 shares of Common Stock to the Chief Executive Officer and options to purchase an aggregate of 265,000 shares of Common Stock to the Company’s other executive officers. To date, the Compensation Committee has viewed the options program as a necessary supplement to the base salary to provide a competitive compensation package as well as a reward and an incentive for superior on-the-job performance. See the table under this caption “Compensation of Executive Officers—Stock Options—Option Grants in Last Fiscal Year” herein.

Discretionary Bonus.    In Fiscal 2001, the Compensation Committee did not award any discretionary bonuses to the Chief Executive Officer or any of the Company’s other executive officers.

401(k) Plan.    In addition to the executive officers, all employees of the Company who are at least 21 years of age and who have completed six months of service are eligible to participate in the SRS Labs, Inc. 401(k) Plan

(the “401(k) Plan”), a plan which is intended to qualify under Sections 401(a) and 401(k) of the Code. Participants in the 401(k) Plan may make effective salary reduction contributions to the 401(k) Plan of up to 15% of their annual compensation, not to exceed $10,500 in Fiscal 2001, as adjusted for inflation. In addition, the Company also may contribute additional amounts determined in its sole discretion. The level of the Company’s contributions is related to the Company’s financial ability to make a contribution and the competitive compensation packages offered to employees at comparable companies. Employee contributions and the Company contributions, if any, are fully vested and non-forfeitable at all times. Benefits under the 401(k) Plan generally become payable upon separation from service, retirement, death or disability. In Fiscal 2001, Thomas C.K. Yuen, James Gardner, Alan Kraemer, Jennifer Drescher and Darrell Baker all participated in the 401(k) Plan. The Company made a contribution to the 401(k) Plan in Fiscal 2001 in the amount of $2,250 for the benefit of the Chief Executive Officer and in the aggregate amount of $10,711 for the benefit of the other executive officers.

SR	S LABS, INC.
CO	MPENSATION COMMITTEE

Ro	bert Pfannkuch
Ga	reth Chang

Performance Graph

The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The following graph compares the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return on (a) the S&P Smallcap 600 Index and (b) an index of four (4) peer companies selected by the Company. The search was limited to publicly-traded companies in the audio enhancements and technology business with market capitalizations of under $100 million. This peer group is the same as the one selected by the Company for Fiscal 2000, with the exception of Sensory Science Corp., which was acquired during Fiscal 2001. This peer group index is subject to occasional change as the Company or its competitors change their focus, merge or are acquired, undergo significant changes, or as new competitors emerge. The comparison assumes $100 was invested on December 31, 1996, in SRS Labs stock and in each of the indices shown and assumes that all of the dividends were reinvested.

The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of the Common Stock.

Comparison of 5 Year Cumulative Total Return(1)
Among SRS Labs, Inc., The S&P Smallcap 600 Index and a Peer Group(2)

	12/31/1996	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001
SRS	100.00	86.23	42.03	68.12	23.92	42.09
S&P 600 Smallcap Index	100.00	125.58	129.01	145.01	162.13	195.17
Peer Company Index	100.00	184.41	72.64	65.98	33.80	21.48

(1)
The graph assumes that the value of the investment in the Common Stock and in each index was $100 at December 31, 1996. The returns of each component issuer in the peer group have been weighted according to the respective issuer’s stock market capitalization at the beginning of each period for which a return is indicated.

(2)	Peer Group is comprised of the following companies: ACT Teleconferencing, Andrea Electronics Corp., NCT Group, Inc., and Spatializer Audio Laboratories, Inc.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Company’s corporate headquarters are located in Santa Ana, California, in a 23,400 square foot facility consisting of office and warehouse space. The Company leases the facility from Daimler Commerce Partners, L.P. (the “Partnership”), an affiliated partnership. The general partner of the Partnership is Conifer Investments, Inc. (“Conifer”). The sole shareholders of Conifer are Thomas C.K. Yuen and Misako Yuen, as co-trustees of the Thomas Yuen Family Trust (the “Trust”), and the executive officers of Conifer include Mr. and Mrs. Yuen.  Mr. and Mrs. Yuen, as co-trustees of the Trust, also beneficially own a significant amount of the outstanding shares of Common Stock. Mr. Yuen is the Chairman of the Board and Chief Executive Officer of the Company. Pursuant to the Company’s lease agreement with the Partnership, the Company leases all 23,400 square feet of space at the above-referenced facility. The initial lease term commenced June 1, 1997 and expired on May 31, 2000, with an option to renew. The Company exercised its option to renew the lease, under similar terms and conditions, for two additional years commencing on June 1, 2000 and terminating on May 31, 2002. The Company paid the Partnership rent of $182,520 during Fiscal 2001.

The Company and Sierra Digital Productions, Inc. (“Sierra Digital”) entered into a Consulting Agreement dated August 23, 1994, pursuant to which Sierra Digital provides product definition, development and design services on a 100% time commitment basis to the Company in connection with the Company’s research and development of its sound technologies. The president and sole shareholder of Sierra Digital is Alan D. Kraemer, the Company’s Executive Vice President of Technology and Business Development. Pursuant to the Consulting Agreement, the Company pays to Sierra Digital a monthly retainer of $10,083.33 per month plus expenses. For Fiscal 2001, the Company paid Sierra Digital $121,000. The Company paid Sierra Digital $111,958 and $90,000 during Fiscal 2000 and Fiscal 1999, respectively.

In addition to the Consulting Agreement, Mr. Kraemer entered into an employment agreement with the Company effective as of July 1, 1996. Such agreement provides for a fixed base salary, with annual increases and performance bonuses at the discretion of the Board of Directors. The agreement provides for base salary of $65,000 per year commencing July 1, 1996. Thereafter, such base salary may be adjusted by the Board of Directors and/or Compensation Committee, but it may not be reduced below the initial base salary provided in the agreement. Mr. Kraemer’s employment agreement acknowledges that he serves as President of Sierra Digital and that he may continue to do so while employed by the Company. The employment agreement may be terminated by the Company for cause which is defined as (a) the failure to follow the reasonable instructions of the Board of Directors, (b) the material breach of any term of the employment agreement and failure to cure such breach within ten (10) days after written notice thereof from the Company, or (c) the misappropriation of assets of the Company or any subsidiary by Mr. Kraemer resulting in a material loss to such entity. The employment agreement may be terminated by Mr. Kraemer upon sixty (60) days prior written notice. The initial term of the employment agreement was from May 1, 1996 to April 30, 1999. The employment agreement automatically renews for additional one (1) year periods unless prior notice of termination is given by either the Company or the employee. The employment agreement has been automatically renewed for each successive renewal period. In the event that the Company either terminates the employment agreement at the end of the current term, or terminates the employment agreement during the current term without cause, Mr. Kraemer is entitled to receive his salary and benefits for the remainder of the current term of the employment agreement plus an additional period of twelve months. During such period, Mr. Kraemer is obligated to provide advisory services and may not compete with the Company. The employment agreement also generally provides Mr. Kraemer with compensation for the remainder of the current term plus an additional 12 months and certain other benefits and for the acceleration of the date of vesting for outstanding stock options if Mr. Kraemer is terminated or terminates his employment for certain enumerated reasons within 90 days before or one year after a change in control in the Company, as defined in the employment agreement. For Fiscal 2001, Mr. Kraemer was paid $79,167 pursuant to the employment agreement. The Company paid Mr. Kramer $65,000 during Fiscal 2000 and Fiscal 1999, respectively. In addition, the Company made a contribution in the amount of $2,163 and $813 for the benefit of Mr. Kraemer to the Company’s 401(k) plan during Fiscal 2001 and 2000, respectively and paid

$3,417, $3,284 and $5,007 for the benefit of Mr. Kraemer for disability insurance during Fiscal 2001, Fiscal 2000 and Fiscal 1999, respectively.

As of the Record Date, Mr. Kraemer held 250 shares of Common Stock and held stock options providing the right to acquire 175,265 shares of Common Stock through June 18, 2002 (within 60 days of the Record Date). In addition, Mr. Kraemer held SRSWOWcast stock options providing the right to acquire 150,000 shares of SRSWOWcast common stock through June 18, 2002. In Fiscal 2001, the Company granted nonqualified stock options to Mr. Kraemer to purchase 70,000 shares of Common Stock at exercise prices ranging between $2.625 and $3.22 per share. The options, which were not exercisable at the end of Fiscal 2001, have expiration dates ranging between January 4 and December 21, 2011 and vest over a five year period from the date of grant. The options granted to Mr. Kraemer represented 4.45% of the total options granted to all employees in Fiscal 2001. The potential realizable value of the options granted to Mr. Kraemer during Fiscal 2001, for the term of the options is $132,760 assuming a 5% annual rate of stock appreciation and $336,439 assuming a 10% annual rate of stock appreciation. At the end of Fiscal 2001, Mr. Kraemer held 235,265 SRS Labs, Inc. stock options, 135,265 of which were exercisable. The value of unexercised in-the-money options held by Mr. Kraemer at the end of Fiscal 2001 was $111,046, including $64,196 that were exercisable and $46,850 that were unexercisable. Mr. Kraemer exercised no options during Fiscal 2001.

At the end of Fiscal 2001, Mr. Kraemer held options to purchase 300,000 shares of SRSWOWcast common stock at an exercise price of $0.15 per share, 75,000 of which were exercisable. These options have an expiration date of March 8, 2010. There is no public market for SRSWOWcast’s common stock.

Mr. Raymond Choi, a beneficial owner of more than 5% of the shares of the Company’s Common Stock, an executive director of ValenceTech and the President of Valence Semiconductor Design Limited (“VSD”), an indirect subsidiary of the Company and ValenceTech, entered into an employment agreement with the Company and VSD, effective March 2, 1998, in connection with the Company’s acquisition of Valence. The agreement provided for an initial base salary of $184,516 per year commencing March 3, 1998, which may be adjusted by the Board of Directors, but not below the initial base salary. In 1999, Mr. Choi’s base salary was $244,950 per year. The agreement may be terminated for cause (defined in a similar manner as Mr. Kraemer’s employment agreement referenced above) and may be terminated by Mr. Choi upon 60 days prior written notice. The initial term of the agreement ended December 31, 2000 but such agreement automatically renews for additional one year periods unless prior written notice of termination is given by the Company or Mr. Choi. In the event the Company or VSD terminates the agreement without cause (or decides not to renew such contract), Mr. Choi would be entitled to receive his salary and benefits for the remainder of the current term of the agreement plus an additional period of 12 months. During such period, Mr. Choi would be obligated to provide advisory services to the Company and may not compete with the Company or its subsidiaries. In addition, the employment agreement of Mr. Choi provides for similar benefits as provided under Mr. Kraemer’s employment contract in the context of a change of control. On June 9, 2000, the Company, Valence and Mr. Choi cancelled the previous employment agreement and entered, in lieu thereof, into a new employment agreement to which the only parties were ValenceTech, the successor to Valence, and Mr. Choi, with an effective date of April 1, 2000. The new agreement provided for a new initial base salary of $281,692, and contained provisions similar to Mr. Choi’s previous employment agreement dated March 2, 1998, except the new agreement does not have a provision regarding a change of control. For Fiscal 2001, Mr. Choi was paid $281,692 pursuant to the employment agreement.

On September 29, 2000, our wholly-owned subsidiary SRSWOWcast entered into a Series A Preferred Stock and Warrant Purchase Agreement (the “Agreement”) with certain investors, including two of our directors (Messrs. Tu and Yuen), relating to the purchase and sale of up to 3,000,000 shares of SRSWOWcast Series A Convertible Preferred Stock (“Preferred Stock”) for a purchase price of $2.00 per share (the “Private Placement”). In November 2000, pursuant to the Agreement, Messrs. Tu and Yuen each invested $1 million in SRSWOWcast in exchange for 500,000 shares of Preferred Stock. Messrs. Tu and Yuen also each received an immediately exercisable, three year warrant evidencing a right to purchase 50,000 shares of SRSWOWcast’s common stock, exercisable at $2.50 per share. In connection with the Private Placement we granted registration rights to the investors, including Mssrs. Tu and Yuen, with respect to shares of SRSWOWcast common stock issuable upon conversion of the Preferred Stock and the exercise of the warrants.

In the opinion of management, the terms of the above-described agreements are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of their execution.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during Fiscal 2001 and, except as disclosed below, our officers, directors and greater-than-ten-percent beneficial owners complied with all Section 16(a) filing requirements. John Tu, a director, filed one late Form 4 in connection with a grant of options relating to his re-appointment to the Board of Directors in April 2002.

SUBMISSION OF STOCKHOLDER PROPOSALS
AND DIRECTOR NOMINATIONS FOR THE 2003 ANNUAL MEETING

Nominations for Directors for the 2003 Annual Meeting

No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or a committee appointed by the Board of Directors or (b) any stockholder who (i) is a stockholder of record at the time of giving the notice provided for in the Nomination Bylaw, (ii) will be entitled to vote for the election of directors at the Annual Meeting and (iii) complies with the notice procedures set forth in the Nomination Bylaw.

Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 90 days nor less than 60 days prior to the first anniversary of the preceding year’s annual meeting provided, however, that in the event that the date of an annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received by us not later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made.

Therefore, in order to be timely for the 2003 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than March 14, 2003 and not later than April 13, 2003. To be effective, the written notice must include (a) the name and address as they appear on our books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (b) a representation that the stockholder giving the notice is a holder of record of our stock entitled to vote at the Annual Meeting to nominate the person or persons specified in the notice; (c) the number of shares of common stock owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (d) a description of all arrangements or understandings between or among any of (i) the stockholder giving the notice, (ii) the beneficial owner on whose behalf the notice is given, (iii) each nominee, and (iv) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (e) such other information regarding each nominee proposed by the stockholder giving the notice as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the U.S. Securities and Exchange Commission (the “SEC”) had the nominee been nominated, or intended to be nominated, by the Board; and (f) the signed consent of each nominee to serve as a director of the Company if so elected.

Stockholder Proposals for the 2003 Annual Meeting

Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

If you want us to consider including a proposal in the Company’s proxy materials relating to the annual meeting of stockholders to be held in the year 2003, you must submit such proposal to the Company no later than December 31, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of stockholders. You should direct any such stockholder proposals to the attention of the Secretary of the Company at our address set forth on the first page of this Proxy Statement.

With respect to any proposal that one of our stockholders presents at the annual meeting of stockholders to be held in the year 2003 that is not submitted for inclusion in the Company’s proxy materials, to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within 30 days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Therefore, in order to be timely for the 2003 Annual Meeting, a stockholder’s notice regarding a proposal not to be included in the Company’s proxy materials must be delivered to or mailed and received at our principal executive offices not earlier than March 14, 2003 and not later than April 13, 2003. With respect to any proposal that a stockholder of the Company presents at the annual meeting of stockholders to be held in the year 2003 that is not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such annual meeting of stockholders will confer discretionary voting authority to vote on such stockholder proposal unless (a) we are notified of such proposal no later than April 13, 2003, and (b) the proponent complies with the other requirements set forth in Rule 14a-4 under the Exchange Act.

To be effective, the written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

ANNUAL REPORT

You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to us at the address of the Company set forth on the first page of this Proxy Statement, attention: Darrell E. Baker, Secretary.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By	Order of the Board of Directors,

/S/	Darrell E. Baker

Da	rrell E. Baker
Vic	e President—Finance and Secretary

Santa Ana, California
April 30, 2002

PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
SRS LABS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of SRS Labs, Inc., a Delaware corporation (the “Company”), hereby appoints Thomas C.K. Yuen, Darrell E. Baker or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 12, 2002, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on April 19, 2002, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR PROPOSAL 2, FOR THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

FOLD AND DETACH HERE

THE LISTED NOMINEES AND THE PROPOSAL HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED AND “FOR” THE LISTED PROPOSAL.			Please mark vote as indicated in this example using dark ink only. ☒

1. ELECTION OF CLASS III DIRECTORS:	For All	Withhold All	For All Except as Indicated to the Contrary
Nominees for election to the Board of Directors: Stephen V. Sedmak Sam Yau Thomas C. K. Yuen	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any nominee, write the nominee’s name on the space provided below.) _______________________________________________________
2. RATIFICATION OF INDEPENDENT AUDITORS:	For	Against	Abstain
Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors.	☐	☐	☐

The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

☐    I plan to attend the Annual Meeting

Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Date:

Signature

FOLD AND DETACH HERE